UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

Commission File Number: 333-169014

American Energy Development Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	27-2304001 (I.R.S. Employer Identification No.)

1230 Avenue of the Americas, 7th Floor, New York, NY 10020 (Address of principal executive offices) Registrant’s telephone number, including area code: (855) 645-2332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On March 30, 2012, American Energy Development Corp. (the “Registrant”) issued 162,163 shares of the Registrant’s common stock (“Shares”) at a purchase price of $0.74 per share and warrants to purchase 162,163 of the Registrant’s common stock (“Warrants”) at an exercise price of 120% of the purchase price, or $0.89 per share, to an investor in exchange for $120,000 pursuant to the original Securities Purchase Agreement with the investor dated October 3, 2011 (“Financing Agreement”). The form of the Financing Agreement is included as Exhibit 10.1 in the Registrant’s Current Report on Form 8-K filed on October 7, 2011.

The Warrants expire five years from the date of the investment.  This brief description of the Warrants is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Form of Warrant as attached in Exhibit 10.1 to this Current Report on Form 8-K.

The Shares and Warrants were issued in a transaction which the Registrant believes satisfies the requirements of that exemption from registration and prospectus delivery requirements of the Securities Act, which exemption is specified by Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.

On April 5, 2012, the Registrant intends to issue a press release to announce the Registrant’s plans for its second well location on the Dansville Prospect in Michigan.  A copy of the release is attached as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	Form of Warrant.
99.1	Press Release dated April 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

April 4, 2012	American Energy Development Corp.

	By:	/s/ Joel Felix
Joel Felix
Chief Financial Officer